UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2010

Stoneridge, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio		44484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Long-Term Incentive Plan

On February 14, 2010, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) made grants of restricted common shares to certain employees of the Company, including the named executive officers, under the Company’s Amended and Restated Long-Term Incentive Plan.  The Company believes that linking potential long-term compensation to performance ties the executive officers’ overall compensation to returns to shareholders, which aligns executive officers’ interests with the Company’s shareholders interests.  Until vested and no longer subject to risk of forfeiture, the restricted common shares may not be sold or transferred.  John C. Corey received 220,150 restricted common shares, George E. Strickler received 73,450 restricted common shares, Thomas A. Beaver received 40,550 restricted common shares, and Mark J. Tervalon received 49,250 restricted common shares.  Of those shares, 121,600 for Mr. Corey, 40,600 for Mr. Strickler, 22,400 for Mr. Beaver, 27,200 for Mr. Tervalon are time-based, subject to risk of forfeiture until February 14, 2013 and will vest and no longer be subject to risk of forfeiture if the recipient is still employed by the Company on February 14, 2013.  The remainder of the restricted common shares are both performance and time-based and subject to risk of forfeiture until February 14, 2013.  In addition to continued employment, the performance and time-based restricted shares will vest and no longer be subject to risk of forfeiture depending on the Company’s performance measured against a peer group’s performance in terms of total shareholder return (“TSR”) over a three year performance period comprised of fiscal years 2010, 2011 and 2012.  If the Company’s TSR relative to the peer group is in the top quartile the maximum number of shares will vest.  If the Company’s TSR relative to the peer group is in the bottom quartile all restricted common shares will be forfeited.  Performance between the top and bottom quartiles relative to the peer group is pro-rated whereby a portion vests while the remainder is forfeited.  The number of restricted common shares granted assumes the Company will achieve the highest targeted results.

Long-Term Cash Incentive Plan

On February 14, 2010, the Compensation Committee made awards of phantom shares to certain employees of the Company, including named executive officers, under the Long-Term Cash Incentive Plan.  The Company believes that linking potential long-term compensation to performance ties the executive officers’ overall compensation to returns to shareholders, which aligns executive officers’ interests with the Company’s shareholders interests. Until vested and no longer subject to risk of forfeiture, the phantom shares may not be sold or transferred. For each phantom share the awards provide the recipient with the right to receive cash equal to (i) dividend equivalents over the performance period, plus (ii) the fair market value of a Company’s common share three years from date of grant depending on the Company’s actual earnings per share (“EPS”) performance over the three year performance period compared to threshold, target and maximum EPS metrics established annually by the Compensation Committee for each of the 2010, 2011 and 2012 fiscal years.  Depending on the Company’s actual EPS performance over the performance period and continued employment, the maximum number of phantom shares that may be vested (and paid in cash) for the named executive officers is as follows: John C. Corey, 83,850; George E. Strickler, 28,050; Thomas A. Beaver, 15,450; and Mark J, Tervalon 18,750.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: February 18, 2010	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)